CMA MULTI-STATE MUNICIPAL SERIES TRUST

CMA CONNECTICUT MUNICIPAL MONEY FUND

SERIES NO. 9

FILE # 811-5011

ATTACHMENT 770

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	MEMBER OF UNDERWRITING SYNDICATE FROM WHOM FUND PURCHASED
9/27/04	Commonwealth of Puerto Rico Trans 1.65% 7/29/05	10,000,000	800,000,000	Citigroup